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                                                                      Exhibit 99

LEVI                                1155 Battery Street, San Francisco, CA 94111
STRAUSS
   & Co.
  NEWS

For Immediate Release                            Investor Contact: Eileen VanEss
                                                                  (415) 501-2477

                                                     Media Contact: Linda Butler
                                                                  (415) 501-6070

                    Levi Strauss & Co. to Pursue $350 Million
                        Private Placement of Senior Notes


SAN FRANCISCO (September 29, 2000) - Levi Strauss & Co. today announced that it is pursuing through a private placement the issuance of $350 million of senior notes due 2007. The purpose of the offering is to reduce commitments under our bank credit facilities. Net proceeds from this offering will be used to repay a portion of the outstanding debt under these bank facilities and for general corporate purposes.

The senior notes will rank equally with all of the company's other unsecured senior indebtedness.

The senior notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.




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